Exhibit 99.1

[HP Letterhead]

May 27, 2009

Hewlett-Packard Company

3000 Hanover Street

Palo Alto, CA  94304

Re: Hewlett-Packard Company—Registration of $750,000,000 of its Floating Rate Global Notes due May 27, 2011, $1,000,000,000 of its 2.25% Global Notes due May 27, 2011 and $250,000,000 of its 2.95% Global Notes due August 15, 2012

Ladies and Gentlemen:

I am the Vice President, Deputy General Counsel and Assistant Secretary of Hewlett-Packard Company, a Delaware corporation (the “Company”).  At your request, I have examined the filing by the Company with the Securities and Exchange Commission (the “Commission”) on May 20, 2009 of a registration statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), that is automatically effective under the Securities Act pursuant to Rule 462(e) promulgated thereunder.  The Registration Statement relates to, among other things, the proposed issuance and sale, from time to time, by the Company of Debt Securities issuable pursuant to an Indenture dated as of June 1, 2000 (the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York Trust Company, N.A., who was the successor to J.P. Morgan Trust Company, National Association, who was the successor to Chase Manhattan Bank and Trust Company, National Association), as trustee (the “Trustee”), with an indeterminate aggregate principal amount as may at various times be issued at indeterminate prices in reliance on Rule 456(b) and Rule 457(r) under the Securities Act.  Pursuant to the prospectus and prospectus supplement, which comprise part of the Registration Statement, the Company may offer and sell the Debt Securities from time to time or on a continuous basis.

Pursuant to the Registration Statement, the Company has registered under the Securities Act (i) $750,000,000 of its Floating Rate Global Notes due May 27, 2011, (ii) $1,000,000,000 of its 2.25% Global Notes due May 27, 2011 and (iii) $250,000,000 of its 2.95% Global Notes due August 15, 2012 issued on May 27, 2009 in the form set forth on Exhibits 4.1, 4.2 and 4.3 to the Form 8-K, such Form 8-K to be dated on or about May 28, 2009 ((i), (ii) and (iii) are collectively referred to herein as the “Global Notes”).  The Global Notes have been issued pursuant to the Indenture.  The Global Notes are to be sold pursuant to that certain Underwriting Agreement, dated as of May 21, 2009 (the “Underwriting Agreement”), among the Company, Banc of America Securities LLC, Credit Suisse Securities (USA) LLC, Deutsche Bank Securities Inc., Morgan Stanley & Co. Incorporated and RBS Securities Inc., as Representatives for the Underwriters listed on Schedule II thereto (collectively, the “Underwriters”).

I have examined the Registration Statement, together with the exhibits thereto and the documents incorporated by reference therein; the base prospectus, dated May 20, 2009, together with the documents incorporated by reference therein, filed with the Registration Statement relating to the Offering of the Global Notes (the “Base Prospectus”); the related preliminary prospectus supplement, dated May 21, 2009, in the form filed with the Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Global Notes; the final prospectus supplement, dated May 21, 2009, in the form filed with Commission pursuant to Rule 424(b) of the Securities Act relating to the offering of the Global Notes (the “Prospectus Supplement”); the Indenture and the Global Notes.  In addition, I have examined such other instruments, documents, certificates and records which I have deemed relevant and necessary for the basis of my opinion hereinafter expressed. I have assumed (i) except for documents signed by officers of the Company, the authenticity of original documents and the genuineness of all signatures; (ii) the conformity to the originals of all documents submitted to me as copies; and (iii) the legal capacity of all natural persons.

I am admitted to practice law in the Commonwealth of Pennsylvania and I express no opinion as to the laws of any other jurisdiction other than the federal laws of the United States of America and the General Corporation Law of the State of Delaware.  With respect to the Indenture and the Global Notes that are governed by New York law, I have relied upon the attached opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation, which is filed as Exhibit 99.2 to the Form 8-K, such Form 8-K to be dated on or about May 27, 2009.

My opinion is qualified as to:

(a)                                  limitations imposed by bankruptcy, insolvency, reorganization, arrangement, fraudulent conveyance, moratorium or other laws relating to or affecting the rights of creditors generally;

(b)                                 rights to indemnification and contribution which may be limited by applicable law or equitable principles; and

(c)                                  general principles of equity, including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief, and limitation of rights of acceleration regardless of whether such enforceability is considered in a proceeding in equity or at law.

Based on such examination, I am of the opinion that the Global Notes are legal, valid and binding obligations of the Company, entitled to the benefits of the Indenture.

I hereby consent to the filing of this opinion as an exhibit to the above-referenced Registration Statement and to the use of my name wherever it appears in the Registration Statement, the Prospectus, the Prospectus Supplement, and in any amendment or supplement thereto. In giving such consent, I do not believe that I am an “expert” within the meaning of such term as used in the Act or the rules and regulations of the Commission issued thereunder with respect to any part of the Registration Statement, including this opinion as an exhibit or otherwise.

Very truly yours,

HEWLETT-PACKARD COMPANY

/s/ Paul T. Porrini
Paul T. Porrini
Vice President, Deputy General Counsel and Assistant Secretary